Exhibit 10.30

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 5th day of May, 2011 by and between Silicon Valley Bank (“Bank”) and IMPINJ, INC., a Delaware corporation (“Borrower”) whose address is 701 N. 34th Street, Suite 300, Seattle, WA 98103.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 7, 2010 as amended by that certain First Amendment to Loan and Security Agreement dated as of February 1, 2011 and that certain Second Amendment to Loan and Security Agreement dated as of March 25, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to revise one of the financial covenants.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Schedule 1 to the Compliance Certificate is hereby replaced with Schedule 1 attached hereto.

2.2 Section 6.7 (Financial Covenants). Section 6.7(b) is amended in its entirety and replaced with the following:

(b) Liquidity Ratio. A ratio of (I) unrestricted cash at Bank or Bank’s Affiliates (subject to a Control Agreement) plus net Accounts receivable to (II) all Indebtedness owing from Borrower to Bank (excluding Indebtedness incurred pursuant to the Mezzanine Loan Documents) of not less than (i) 0.90 to 1.00 at all times from the First Amendment Effective Date through September 30, 2011, (ii) 1.10 to 1.00 at all times from October 1, 2011 through December 31, 2011 and (ii) 1.25:1.00 at all times beginning on January 1, 2012.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.6 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Impinj, Inc.

By:	/s/ Nick Christian	By:	/s/ Evan Fein
Name:	Nick Christian	Name:	Evan Fein
Title:	Relationship Manager	Title:	CFO

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

Tangible Net Worth (Section 6.7(a))

Required:          at least (i) Two Million Dollars ($2,000,000) at all times from the First Amendment Effective Date through April 30, 2011, (ii) Zero Dollars ($0) at all times from May 1, 2011 through October 31, 2011, (iii) Seven Hundred Fifty Thousand Dollars ($750,000) at all times from November 1, 2011 through December 31, 2011 and (iv) Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) at all times beginning on January 1, 2012, stepping up as of the last day of each quarter, by an amount equal to (without duplication) (i) fifty percent (50%) of Net Income (with no reduction for Net Loss) received beginning with the calendar quarter ending March 31, 2012, plus (ii) twenty five percent (25%) of any New Capital received by Borrower in excess of Five Million Dollars ($5,000,000) but less than Seven Million Dollars ($7,000,000) plus (iii) fifty percent (50%) of any New Capital received by Borrower in excess of Seven Million Dollars ($7,000,000); provided however in no case shall the aggregate Tangible Net Worth requirement step ups in subsections (ii) and (iii) above with respect to any New Capital (provided that New Subordinated Debt shall only be included in this calculation of New Capital if fifty percent (50%) or more of such New Subordinated Debt is issued to existing investors of Borrower and excluding any New Capital received in connection with an initial public offering) exceed Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) in the aggregate.

Actual:

A. Aggregate value of total assets of Borrower and its Subsidiaries	$

B. Aggregate value of goodwill of Borrower and its Subsidiaries	$

C. Aggregate value of intangible assets of Borrower and its Subsidiaries	$

D. Aggregate value of obligations owing to Borrower from officers or Affiliates	$

E. Aggregate value of any reserves not already deducted from assets	$

F. Aggregate value of obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness	$

G. Tangible Net Worth (line A minus line B minus line C minus line D minus line E minus line F)	$

Is line G equal to or greater than at least (i) Two Million Dollars ($2,000,000) at all times from the First Amendment Effective Date through April 30, 2011, (ii) Zero Dollars ($0) at all times from May 1, 2011 through October 31, 2011, (iii) Seven Hundred Fifty Thousand Dollars ($750,000) at all times from November 1, 2011 through December 31, 2011 and (iv) Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) at all times beginning on January 1, 2012, stepping up as of the last day of each quarter, by an amount equal to (without duplication) (i) fifty percent (50%) of Net Income (with no reduction for Net Loss) received beginning with the calendar quarter ending March 31, 2012, plus (ii) twenty five percent (25%) of any New Capital received by Borrower in excess of Five Million Dollars ($5,000,000) but less than Seven Million Dollars ($7,000,000) plus (iii) fifty percent (50%) of any New Capital received by Borrower in excess of Seven Million Dollars ($7,000,000); provided however in no case shall the aggregate Tangible Net Worth requirement step ups in subsections (ii) and (iii) above with respect to any New Capital (provided that New Subordinated Debt shall only be included in this calculation of New Capital if fifty percent (50%) or more of such New Subordinated Debt is issued to existing investors of Borrower and excluding any New Capital received in connection with an initial public offering) exceed Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) in the aggregate.

No, not in compliance	Yes, in compliance

Liquidity Ratio (Section 6.7(b))

Required:          at least (i) 0.90 to 1.00 at all times from the First Amendment Effective Date through September 30, 2011, (ii) 1.10 to 1.00 at all times from October 1, 2011 through December 31, 2011 and (ii) 1.25:1.00 at all times beginning on January 1, 2012.

Actual:

A. Aggregate value of Borrower’s unrestricted cash at Bank or Bank Affiliates subject to a Control Agreement	$

B. Aggregate value of net Accounts receivable of Borrower	$

C. Liquidity (line A plus line B)	$

D. Aggregate value of all Indebtedness owing from Borrower to Bank (excluding Indebtedness incurred pursuant to the Mezzanine Loan Documents)	$

E. Liquidity Ratio (line C divided by line D	:1.00

Is line E equal to or greater than at least (i) 0.90 to 1.00 at all times from the First Amendment Effective Date through September 30, 2011, (ii) 1.10 to 1.00 at all times from October 1, 2011 through December 31, 2011 and (ii) 1.25:1.00 at all times beginning on January 1, 2012.

No, not in compliance	Yes, in compliance